As filed with the Securities and Exchange Commission on March 2, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DIAMOND RESORTS INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	10600 West Charleston Boulevard Las Vegas, Nevada 89135 (702) 648-8000	46-1750895
(State or other jurisdiction of incorporation or organization)	(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(I.R.S. Employer Identification No.)

Howard S. Lanznar, Esq.

Executive Vice President & Chief Administrative Officer

Diamond Resorts International, Inc.

10600 West Charleston Boulevard

Las Vegas, Nevada 89135

(702) 684-8000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Jared T. Finkelstein, Esq. Senior Vice President and General Counsel Diamond Resorts International, Inc. 10600 West Charleston Boulevard Las Vegas, Nevada 89135 (702) 684-8000	Mark D. Wood, Esq. Katten Muchin Rosenman LLP 525 W. Monroe Street Chicago, Illinois 60661 (312) 902-5200

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, $0.01 par value per share		$	$	$

(1)	Omitted pursuant to Form S-3 General Instruction II.E. We are registering an indeterminate number of shares of common stock, which may be offered from time to time in unspecified numbers and at indeterminate prices.
(2)	The registrant is deferring payment of the registration fee pursuant to Rule 456(b) under the Securities Act and is omitting this information in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.

Prospectus

Common stock

This prospectus relates solely to sales of our common stock by selling stockholders, some of whom may be our affiliates. The selling stockholders, who will be named in a prospectus supplement, may offer and sell shares of our common stock from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. We will pay the expenses, other than underwriting discounts and commissions, associated with the sale of shares by the selling stockholders.

This prospectus describes some of the general terms that may apply to our common stock. Each time any common stock is offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering, including the number of shares of our common stock to be sold by, and the identities of, the selling stockholders. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, carefully before you make your investment decision.

This prospectus may not be used to offer and sell shares of our common stock unless accompanied by a prospectus supplement.

The shares of our common stock may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at a negotiated price. The shares of our common stock offered by this prospectus and the accompanying prospectus supplement may be offered by the selling stockholders directly to purchasers or to or through underwriters, brokers or dealers or other agents. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, brokers or dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

We will not receive any of the proceeds from the sale by the selling stockholders of our common stock.

Our common stock is listed on the New York Stock Exchange under the symbol “DRII.”

Investing in our common stock involves risks. See “Risk factors” on page 9 of this prospectus and any risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

March 2, 2015

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the automatic shelf process, the selling stockholders to be named in one or more prospectus supplements may offer and sell, from time to time, shares of our common stock. We will also be required to provide a prospectus supplement containing specific information about the selling stockholders and the terms on which our common stock is being offered and sold. We may also add, update or change in a prospectus supplement information contained in this prospectus.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference herein and any free writing prospectus that we prepare and distribute. Neither we nor the selling stockholders have authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any such free writing prospectus.

You should not assume that the information incorporated by reference or provided in this prospectus, any applicable prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

The selling stockholders may only offer to sell, and seek offers to buy, shares of our common stock in jurisdictions where offers and sales are permitted.

This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits of which this prospectus forms a part. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, of which this prospectus forms a part, you should refer to that agreement or document for its complete contents.

If the description of the offering varies between any prospectus supplement and this prospectus, you should rely on the information in the prospectus supplement. Any statement made in this prospectus or in a document incorporated by reference in this prospectus will be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not, except as so modified or superseded, constitute a part of this prospectus.

This prospectus may not be used to sell any shares of our common stock unless accompanied by a prospectus supplement.

Except where the context otherwise requires or where otherwise indicated, references in this prospectus to “the Company,” “we,” “us” and “our,” refer to Diamond Resorts Parent, LLC, or DRP, for periods or events prior to July 24, 2013, and Diamond Resorts International, Inc., as the successor to DRP, for periods or events subsequent to such date, in each case together with its subsidiaries.

FORWARD LOOKING STATEMENTS

This prospectus and documents incorporated herein contain forward-looking statements, which are covered by the “Safe Harbor for Forward-Looking Statements” provided by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. We have tried to identify forward-looking statements by using words such as “anticipates,” “estimates,” “expects,” “intends,” “plans” and “believes,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.” These forward-looking statements include, among others, statements relating to our future financial performance, our business prospects and strategy, anticipated financial position, liquidity and capital needs and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.

Our actual results may differ materially from those expressed in, or implied by, the forward-looking statements included in this prospectus and documents incorporated herein as a result of various factors, including, among others:

•	adverse trends or disruptions in economic conditions generally or in the vacation ownership, vacation rental and travel industries;

•	adverse changes to, or interruptions in, relationships with our affiliates and other third parties, including termination of our hospitality management contracts;

•	our ability to maintain an optimal inventory of vacation ownership interests (“VOIs” or “Vacation Interests”) for sale overall, as well as in specific Diamond Collections;

•	our ability to sell, securitize or borrow against our consumer loans;

•	decreased demand from prospective purchasers of VOIs;

•	adverse events, including weather-related and other natural disasters and crises, or trends in vacation destinations and regions where the resorts in our network are located;

•	changes in our senior management;

•	our ability to comply with regulations applicable to the vacation ownership industry;

•	the effects of our indebtedness and our compliance with the terms thereof;

•	changes in the interest rate environment and their effects on our outstanding indebtedness;

•	our ability to successfully implement our growth strategy;

•	our ability to compete effectively; and

•	other risks and uncertainties discussed under the caption “Risk Factors” in documents incorporated by reference in this prospectus or any prospectus supplement.

Accordingly, you should read this prospectus and documents incorporated herein completely and with the understanding that our actual future results may be materially different from what we expect.

Forward-looking statements speak only as of the date they were made. Except as expressly required under federal securities laws and the rules and regulations of the SEC, we do not have any obligation, and do not undertake, to update any forward-looking statements to reflect events or circumstances arising after the date of this prospectus and documents incorporated herein, whether as a result of new information or future events or otherwise. You should not place undue reliance on the forward-looking statements included in this prospectus and documents incorporated herein or that may be made elsewhere (including any free writing prospectus) from time to time by us, or on our behalf. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

OUR COMPANY

Company Overview

We are a global leader in the hospitality and vacation ownership industry, with a worldwide network of 333 vacation destinations located in 34 countries throughout the continental United States (“U.S.”), Hawaii, Canada, Mexico, the Caribbean, Central America, South America, Europe, Asia, Australia, New Zealand and Africa. Our resort network includes 93 resort properties with approximately 11,000 units that we manage and 236 affiliated resorts and hotels and four cruise itineraries, which we do not manage and do not carry our brand, but are a part of our network and, through the Clubs (defined below), are available for our members to use as vacation destinations. We offer Vacations for Life®—a simple way to acquire a lifetime of vacations at top destinations worldwide.

We offer a vacation ownership program whereby members acquire VOIs in the form of points. Members receive an annual allotment of points depending on the number of points purchased, and, through the Clubs, they can use these points to stay at destinations within our network of resort properties, including Diamond Resorts managed properties as well as affiliated resorts, luxury residences, hotels and cruises. Unlike a traditional interval-based vacation ownership product that is linked to a specific resort and week during the year, our points-based system permits our members to maintain flexibility relating to the location, season and duration of their vacation.

A core tenet of our management philosophy is delivering consistent quality and personalized services to each of our members, and we strive to infuse hospitality and service excellence into every aspect of our business and each member’s vacation experience. This philosophy is embodied in We Love to Say YesTM, a set of Diamond values designed to provide each of our members and guests with a consistent, “high touch” hospitality experience through our commitment to be flexible and open in responding to the desires of our members and guests. Our service-oriented culture is highly effective in building a strong brand name and fostering long-term relationships with our members, resulting in additional sales to our existing member base.

Our business consists of two segments: (i) hospitality and management services and (ii) Vacation Interest Sales and Financing.

Hospitality and Management Services. We are fundamentally a hospitality company that manages a worldwide network of resort properties and provides services to a broad member base. We manage 93 resort properties, as well as eight multi-resort trusts (the “Diamond Collections”), each of which holds ownership interests in a group of resort properties (including our managed resorts). Substantially all of our management contracts automatically renew, and the management fees we receive are based on a cost-plus structure. As the manager, we operate the front desks, provide housekeeping, conduct maintenance and manage human resources services. We also operate, directly or by managing outsourced providers of, amenities such as golf courses, food and beverage venues and retail shops, an online reservation system, customer contact centers, rental, billing and collection, accounting and treasury functions, communications and information technology services. In addition to resort services, key components of our business are the Clubs, which enable our members to use their points to stay at resorts in our network. The Clubs offer our members a wide range of other benefits, such as the opportunity to purchase various products and services, including private luxury property rentals, high-profile sporting events, guided excursions, consumer electronics and home appliances at discounted prices, for which we earn commissions. Our Clubs include THE Club, which is the primary Club sold, and provides members with full membership access to all resorts in our network and offers the full range of member services, as well as other Clubs that enable their members to use their points to stay at specified resorts in our network and provide their members with a more limited offering of benefits. We refer to THE Club and other Club offerings as “the Clubs.” Fees paid by our members cover the operating costs of our managed resorts (including the absorption of a substantial portion of our overhead related to the provision of our management services), our management fees, maintenance fees for VOIs at resorts that we do not manage that are held by the Diamond Collections, and, in the case of members of the Clubs, membership dues. As part of our hospitality and management services, we typically enter into agreements with our managed resorts and the Diamond Collections under which we reacquire VOIs from members who fail to pay their annual maintenance fees or other assessments, serving as the principal source of our VOI inventory that we sell.

Vacation Interest Sales and Financing. We sell VOIs principally through presentations, which we refer to as “tours,” at our 53 sales centers, substantially all of which are located at our managed resorts. We generate sales prospects by utilizing a variety of marketing programs, including presentations at our managed resorts targeted at existing members and current guests who stay on a per-night or per-week basis, overnight mini-vacation packages, targeted mailings, member referrals, telemarketing, gift certificates and various destination-specific marketing efforts. As part of our sales efforts, and to generate interest income and other fees, we also provide loans to qualified VOI purchasers.

The charts below show the total revenue and net income for each segment of our business for the year ended December 31, 2014 (with the percentages representing the relative contributions of these two segments):

Revenue from two segments above	$843 million
Corporate and Other	2 million

Total Revenue	$845 million

Net Income contribution from two segments above	$332 million
Corporate and Other	(273) million

Total Net Income	$59 million

Our competitive strengths include:

A substantial portion of the revenue from our hospitality and management services business converts directly to Adjusted EBITDA.

Substantially all of our management contracts with our managed resorts and the Diamond Collections automatically renew, and under these contracts we receive management fees generally ranging from 10% to 15% of the other costs of operating the applicable resort or Diamond Collection (with a weighted average of 12.9% based upon the total management fee revenue for the year ended December 31, 2014). The covered costs paid by our managed resorts and the Diamond Collections include both the direct resort operating costs and the absorption of a substantial portion of our overhead related to this part of our business. Accordingly, our management fee revenue results in a comparable amount of Adjusted EBITDA. Generally, our revenue from management contracts increases to the extent that (i) operating costs at our managed resorts and the Diamond Collections rise and, consequently, our management fees increase proportionately under our cost-plus management contracts; (ii) we add services under our management contracts or (iii) we acquire or enter into contracts to manage resorts not previously managed by us.

The principal elements of our business provide us with significant financial visibility.

•	Management fees from our cost-plus management contracts. All anticipated operating costs of each of our managed resorts and Diamond Collections, including our management fees and costs pertaining to the specific managed resort or Diamond Collection, such as costs associated with the maintenance and operations of the resort, are included in the annual budgets of these resorts and Diamond Collections. These annual budgets are determined by the board of directors of the homeowners association (“HOA”) or Diamond Collection, as applicable, and are typically finalized before the end of the prior year. As a result, a substantial majority of our management fees are collected by January of the applicable year as part of the annual maintenance fees billed to VOI owners and released to us as services are provided. Unlike typical management agreements for traditional hotel properties, our management fees are not affected by average daily rates (“ADR”) or occupancy rates at our managed resorts. In addition, while our management contracts may be subject to non-renewal or termination, no resort or Diamond Collection has terminated or elected not to renew any of our management contracts during the past five years.

•	Fees earned by operating the Clubs. Dues payments for each of the Clubs are billed and generally collected together with the member’s related annual maintenance fees. Substantially all Club dues are collected by January of the applicable year. Members of the Clubs are not permitted to make reservations or access the applicable Club’s services and benefits if they are not current in payment of these dues. The Clubs also provide specific services to the Diamond Collections, such as call center services, for which the Clubs charge a fee to the Diamond Collections, and are included in the Diamond Collection maintenance fees. Some of the Clubs offer a tiered loyalty membership whereby additional resorts and benefits are made available as the member purchases more points, resulting in higher club dues for members in a higher loyalty tier.

•	VOI sales. Our VOI sales revenue is primarily a function of three levers: the number of tours we conduct, our closing percentage (which represents the percentage of VOI sales closed relative to the total number of sales presentations at our sales centers) and the sales price per transaction. We generally have a high degree of near-term visibility as to each of these factors. Before the beginning of a year, we can predict with a high degree of confidence the number of tours we will conduct that year, and we believe that we can tailor our sales and marketing efforts to effectively influence our closing percentage and average transaction size in order to calibrate our VOI sales levels over the course of the year.

•	Financing of VOI sales in the U.S. We target the level of our consumer financing activity in response to capital market conditions. We accomplish this by offering sales programs that either encourage or discourage our customers to finance their VOI purchases with us, without compromising our underwriting standards. As of December 31, 2014, the weighted average Fair Isaac Corporation (“FICO”) score (based upon loan balance) for our borrowers across our existing loan portfolio was 719, and the weighted average FICO score for our borrowers on loans originated since October 2008 was 757. The default rate on our originated consumer loan portfolio was 6.3% (as a percentage of our outstanding originated portfolios) for 2014, and ranged from 5.7% to 8.6% on an annual basis from 2009 through 2014.

Our capital-efficient business model requires limited investment in working capital and capital expenditures.

•	Limited working capital required. Our hospitality and management services business consumes limited working capital because a substantial portion of the funds we receive under our management contracts is collected by January of each year and released to us as services are provided. Moreover, all resort-level maintenance and improvements are paid for by the owners of VOIs, with our financial obligation generally limited to our pro rata share of the VOIs we hold as unsold VOIs.

•	Limited investment capital required. Generally we do not believe that we will need to build resort properties or acquire real estate in the foreseeable future to support our anticipated VOI sales levels; however, in certain geographic areas, we may from time to time acquire additional VOI inventory through open market purchases or other means. Although the volume of points or intervals that we recover could fluctuate in the future for various reasons, we reacquire approximately 2% to 5% of our total outstanding VOIs from defaulted owners on an annual basis. This provides us with a relatively low-cost, consistent stream of VOI inventory that we can resell. We may engage in targeted development projects, particularly in attractive locations where member demand exceeds our existing supply, and in these circumstances, we expect that we will generally seek to structure developments in a manner that limits our financial exposure, including by minimizing the amount of time between when we are required to pay for the new VOI inventory and when such inventory is sold. In a majority of our strategic transactions, we have acquired an on-going business, consisting of management contracts, unsold VOI inventory and an existing owner base, which has generated immediate cash flow for us.

•	Access to financing. The liquidity to support our provision of financing to our customers for VOI purchases is provided through the funding facilities and securitization financings and, as a result, also consumes limited working capital.

Our scalable VOI sales and marketing platform has considerable operating leverage and drives increases in Adjusted EBITDA.

We have built a robust and versatile sales and marketing platform. This platform enables us to take actions that directly impact the three levers that primarily determine our VOI sales revenue: the number of tours we conduct, our closing percentage and the sales price per transaction. Our objective is to consistently monitor and adjust these three factors to reach an optimum level of VOI sales based on our available VOI inventory. With our scalable sales platform in place, we do not foresee the need to significantly increase the number of sales centers or the size of our sales team. Accordingly, we believe our VOI sales business has considerable operating leverage and the ability to drive increases in Adjusted EBITDA.

Our high level of customer satisfaction results in significant sales of additional VOIs to our members.

We believe our efforts to introduce hospitality, service excellence and quality into each member’s vacation experience have resulted in a high degree of customer satisfaction, driving significant sales of additional VOIs to our existing members who previously purchased points from us, as well as members we acquired in our strategic acquisitions who purchased points from us for the first time. In 2014, 2013 and 2012, approximately 63%, 58% and 53%, respectively, of the total dollar amount of VOI sales were to existing members who previously purchased points from us, and approximately 17%, 19% and 19%, respectively, of the total dollar amount of VOI sales were to members we acquired in our strategic acquisitions who purchased points from us for the first time (each an “Acquired Member”). After an Acquired Member makes his or her first purchase from us, all future transactions involving that Acquired Member are treated as sales to an existing member.

Our accomplished leadership team positions us for continued growth.

We have an experienced leadership team that has delivered strong operating results through disciplined execution. Our management team has taken a number of significant steps to refine our strategic focus, build our brand recognition and streamline our operations, including (i) maximizing revenue from our hospitality and management services business; (ii) driving innovation throughout our business, most significantly by infusing our hospitality focus into our customer interactions, and (iii) adding resorts to our network and owners to our owner base through complementary strategic acquisitions and efficiently integrating businesses acquired. Members of our management team have substantial equity interests in our Company that closely align their economic interests with those of our other stockholders.

Growth Strategies

Our growth strategies are as follows:

Continue to grow our hospitality and management services business.

We expect our hospitality and management services revenue will continue to grow as rising operating expenses at our managed resorts result in higher revenues under our cost-plus management contracts. We intend to generate additional growth in our hospitality and management services business by (i) increasing Club membership revenue; (ii) adding service and activity offerings for members of the Clubs; (iii) expanding opportunities for our members to purchase third-party products and services and (iv) pursue additional management and service contracts.

•	Increase Club membership revenue. Purchasers of our points are, in almost all cases, automatically enrolled in THE Club. In addition, as existing members purchase more points and thereby upgrade Club memberships to a higher loyalty tier, higher fees are collected. When we complete an acquisition, we typically create a tailor-made Club, with limited additional resorts and benefits. This results in an owner base that becomes familiar with the concept of a Club, and should therefore be more likely to upgrade and purchase points from us with membership in THE Club. We also have implemented programs to drive interval owners at our managed resorts to join THE Club.

•	Broaden hospitality service and activity offerings. We intend to continue to make membership in the Clubs more attractive to our members by expanding the number and variety of offered services and activities, such as airfare, cruises, guided excursions, golf outings, entertainment, theme park tickets, luggage and travel protection and access to luxury accommodations outside our network of resorts. For example, in October 2013, we commenced The Diamond Luxury Selection, a Club member benefit exclusively for our members with large point ownership and, therefore, in a higher loyalty tier. Qualifying members can access The Diamond Luxury Selection using their points through THE Club for stays within a collection of approximately 2,500 private luxury properties, including villas, resorts, boutique hotels and yachts. Such hospitality-focused enhancements may allow us to increase the dues paid by members of THE Club and should also generate commission revenue for us.

•	Pursue additional management and service contracts. We intend to actively leverage existing management contracts to add services provided to our members under our management contracts and increase the management fees to cover those new services. In addition, we may purchase or otherwise obtain additional management contracts at resorts that we do not currently manage. Furthermore, we intend to broaden our business-to-business services on a fee-for-service basis to other companies in the hospitality and vacation ownership industry. For example, we have entered into fee-for-service agreements with resort operators and hospitality companies pursuant to which we provide them with resort management services, VOI sales and marketing services and inventory rental services. These types of arrangements are highly profitable for us because we are not required to invest any significant capital. In the future, in situations where we can leverage our unique expertise, skills and infrastructure, we intend to expand our provision of business-to-business services on an à la carte basis or as a suite of services to third-party resort developers and operators and other hospitality companies.

Continue to leverage our scalable sales and marketing platform to increase VOI sales revenue.

We intend to continue to take advantage of the operating leverage in our sales and marketing platform. While we have increased our focus on potential new owners, we will continue to market to our existing long-term membership base, and expect that through these efforts and our continuing commitment to ensuring high member satisfaction, a significant percentage of our VOI sales will continue to be made to our existing members. We will also continue to target the ownership base at resorts that we now manage as a result of our strategic acquisitions to encourage these prospective customers to purchase our VOIs. While we anticipate that the bulk of our future VOI sales will be made through our traditional selling methods, we are seeking to more fully integrate the VOI sales experience into our hospitality and management services. For example, at some of our managed resorts, we offer enhanced mini-vacation packages, which we refer to as Events of a LifetimeTM, in which a group of members or prospective customers who have purchased such packages are invited to dine together, along with our sales team members, and to attend a show, golf outing or other local attraction as a group over a two-day period. At the end of the stay, our sales team provides an in-depth explanation of our points-based VOI system and the value proposition it offers. We have found that, by driving innovation throughout our business, most significantly by infusing our hospitality focus into the sales process and creatively engaging with potential purchasers, we improve potential purchasers’ overall experience and level of satisfaction and, as a result, are able to increase the likelihood that they will buy our VOIs and increase the average transaction size. We have extended this philosophy of increased engagement and hospitality focus into other sales techniques, and intend to continue to innovate in this area.

Pursue additional revenue opportunities consistent with our capital-efficient business model.

We believe that we can achieve growth without pursuing revenue opportunities beyond those already inherent in our core business model. However, to the extent consistent with our capital-efficient business model, we intend to:

•	Selectively pursue strategic transactions. We intend to pursue acquisitions of ongoing businesses, including management contracts and VOI inventory, on an opportunistic basis where the economic terms are favorable and we can achieve substantial synergies and cost savings. Future acquisitions may be similar in structure to transactions we have completed during the past several years in which we added locations to our network of available resorts, additional management contracts, new members to our owner base and additional VOI inventory that we may sell to existing members and potential customers.

•	Prudently expand our geographic footprint. We believe that there are significant opportunities to expand our business into new geographic markets in which we currently may have affiliations, but do not manage resorts or market or sell our VOIs. We believe that certain countries in Asia and Central and South America are particularly attractive potential new markets for us because of the substantial increases in spending on travel and leisure activities forecasted for their consumers. To the extent that we can maintain our high quality standards and strong brand reputation, we are selectively exploring acquisitions of ongoing resort businesses in these markets and may also pursue co-branding opportunities, joint ventures or other strategic alliances with existing local or regional hospitality companies. For example, we have entered into a joint venture with affiliates of Dorsett Hospitality International, a large hotel developer, owner and operator in Asia, and China Travel International Investment Hong Kong Ltd., an investment holding company engaged in the operation of travel destinations (including hotels, theme parks, natural and cultural scenic spots and leisure resorts), travel agency and related business operations. The venture expects to create, market, sell and service vacation packages and associated benefits (including vacation ownership) to customers in Asia. In addition, we may engage in targeted development projects, particularly in attractive locations where member demand exceeds our existing supply, in a manner consistent with our capital-light model. We believe that expansion of our geographic footprint will produce revenue from consumers in the markets into which we enter and also make our resort network more attractive to existing and prospective members worldwide.

Our Corporate Information

Diamond Resorts International, Inc. is a Delaware corporation and our principal executive offices are located at 10600 West Charleston Boulevard, Las Vegas, Nevada 89135. Our telephone number is (702) 684-8000. Our website address is www.diamondresorts.com. The information contained on or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and potential investors should not rely on such information in making a decision to purchase our common stock in this offering.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, in any applicable prospectus supplement, and in any document that we file with the SEC after the date of this prospectus that is incorporated by reference herein, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market or trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. Please note that additional risks not presently foreseen by us or that we currently deem immaterial may also impair our business and operations.

SELLING STOCKHOLDERS

Information about the selling stockholders, including their identities, the common stock to be registered on their behalf and the amounts to be sold by them, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus. The selling stockholders may include certain of our affiliates.

USE OF PROCEEDS

All shares of common stock sold in this offering will be sold by the selling stockholders. We will not receive any of the proceeds from such sales. We will pay the costs, expenses and fees incurred in connection with the registration under the Securities Act of the common stock.

DESCRIPTION OF CAPITAL STOCK

General Matters

The following summary describes the material provisions of our capital stock, but it is not complete and is qualified in its entirety by our organizational documents. We urge you to read our amended and restated certificate of incorporation and our amended and restated bylaws.

Our authorized capital stock consists of 255,000,000 shares, 250,000,000 of which are designated common stock with a par value of $0.01 per share and 5,000,000 of which are designated as preferred stock with a par value of $0.01 per share.

As of February 20, 2015, 75,734,588 shares of common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding.

Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of our company. These include provisions that classify our Board of Directors, limit stockholders’ ability to remove directors, provide advance notice requirements for stockholder proposals and nominations, prohibit stockholders from acting by written consent or calling special meetings and allow our Board of Directors to designate the terms of and issue new series of preferred stock without stockholder approval.

Common Stock

Voting Rights. The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Holders of our common stock will not have cumulative voting rights in the election of directors. In general, directors standing for election at an annual meeting of stockholders will be elected by a plurality of the votes cast in the election of directors at the annual meeting, either in person or represented by properly authorized proxy.

Dividends. The holders of our common stock are entitled to receive ratably such dividends as may be declared by our Board of Directors out of funds legally available therefor.

Other Rights. In the event of a liquidation, dissolution or winding up of us, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference, if any, of any then outstanding preferred stock. Holders of our common stock are not entitled to preemptive rights and have no subscription, redemption or conversion privileges. All outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which our Board of Directors may designate and that we issue in the future.

Preferred Stock

Our Board of Directors is authorized to issue shares of preferred stock in one or more series, with such designations, preferences and relative participating, optional or other special rights, qualifications, limitations or restrictions as determined by our Board of Directors, without any further vote or action by our stockholders. We believe that the Board of Directors’ authority to set the terms of, and our ability to issue, preferred stock will provide flexibility in connection with possible financing transactions in the future. The issuance of preferred stock, however, could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments or payments upon a liquidation, dissolution or winding up of the company.

Registration Rights Agreement

We are party to a Registration Rights Agreement with certain of our stockholders, pursuant to which such stockholders have certain registration rights with respect to our common stock.

Director Designation Agreement and Stockholders Agreement

Certain of our stockholders that collectively hold approximately 46.1% of our outstanding common stock as of February 26, 2015 entered into a stockholders agreement, pursuant to which such stockholders have agreed, subject to the terms of the stockholders agreement, in any election of members of our Board of Directors, to vote their shares of our common stock in favor of our Chief Executive Officer, as well as individuals designated by an entity controlled by our founder and Chairman and an affiliate of Guggenheim Partners, LLC, pursuant to a director designation agreement. The director designation agreement also provides that the stockholders party thereto are subject to certain standstill provisions preventing such stockholders from taking certain actions with respect to us, subject to the terms set forth in the director designation agreement.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover statute that provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with the corporation for a period of three years from the time such person acquired 15% or more of the corporation’s voting stock, unless (1) the board of directors approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder, (2) the interested stockholder owns at least 85% of the outstanding voting stock of the corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans) or (3) the merger transaction is approved by the board of directors and by the affirmative vote at a meeting, not by written consent, of stockholders of two-thirds of the holders of the outstanding voting stock that is not owned by the interested stockholder. The applicability of this provision to us is expected to have an anti-takeover effect with respect to transactions not approved in advance by our Board of Directors, including discouraging attempts that might result in a premium over the market price for your shares.

Anti-Takeover Effects of Our Amended and Restated Certificate of Incorporation, Our Amended and Restated Bylaws and Delaware Law

Authorized but Unissued Shares. The authorized but unissued shares of our common stock and our preferred stock will be available for future issuance without any further vote or action by our stockholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and our preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a tender offer or merger or otherwise.

Stockholder Action by Written Consent. Delaware law provides that, unless otherwise stated in a corporation’s certificate of incorporation, the stockholders may act by written consent without a meeting. Our amended and restated certificate of incorporation provides that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of the stockholders may only be taken at an annual or special meeting before which it is properly brought, and not by written consent without a meeting.

Special Meeting of Stockholders and Advance Notice Requirements for Stockholder Proposals. Our amended and restated certificate of incorporation and amended and restated bylaws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by (a) our chairman of the Board of Directors, (b) our chief executive officer or (c) a majority of the Board of Directors through a special resolution. Our amended and restated bylaws also include advance notice procedures and requirements for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to our secretary, of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.

Number, Election and Removal of the Board of Directors. Our Board of Directors consists of nine directors as of March 2, 2015, divided into three classes (with each class consisting of three directors). Our certificate of incorporation authorizes a board of directors consisting of at least three, but no more than 13 members, with the number of directors to be fixed from time to time by our Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class shall consist of one-third of the directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. As a result, a portion of our Board of Directors will be elected each year. The division of our Board of Directors into three classes with staggered terms may delay or prevent a change of our management or a change in control of our company. Prior to the expiration of the applicable three-year term, directors may be removed by our stockholders only for cause, and the Board of Directors may appoint new directors to fill vacancies or newly created directorships. These provisions may deter a stockholder from removing incumbent directors and from simultaneously gaining control of the Board of Directors by filling the resulting vacancies with its own nominees. Consequently, the existence of these provisions may have the effect of deterring hostile takeovers.

Exclusive Forum

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of fiduciary duty owed by any director or officer to us or our stockholders or creditors, (3) any action asserting a claim against us or any director or officer pursuant to the Delaware General Corporation Law, our amended and restated certificate of incorporation or our amended and restated bylaws or (4) any action asserting a claim against us or any director or officer governed by the internal affairs doctrine. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Limitation on Liability

Our amended and restated certificate of incorporation limits the liability of our directors to the fullest extent permitted by Delaware law. The effect of these provisions is to eliminate our rights and those of our stockholders, through stockholders’ derivative suits on behalf of our company, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director. In addition, our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law.

We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also maintain standard policies of insurance under which coverage is provided (a) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments which may be made by us to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Insofar as indemnification for liabilities arising under the Securities Act may be extended to directors, officers or controlling persons, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and we will be governed by the final adjudication of such issue.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company and its telephone number is (800) 509-5586.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “DRII.”

PLAN OF DISTRIBUTION

The selling stockholders may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more purchasers;

•	through agents;

•	to or through underwriters, brokers or dealers; or

•	through a combination of any of these methods.

In addition, the manner in which the selling stockholders may sell some or all of the securities covered by this prospectus includes any method permitted by law, including, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

The selling stockholders may also enter into hedging transactions. For example, the selling stockholders may:

•	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from the selling stockholders to close out its short positions;

•	sell securities short and redeliver such shares to close out the short positions;

•	enter into option or other types of transactions that require the selling stockholders to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•	loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

The securities covered by this prospectus may be sold:

•	on a national securities exchange;

•	in the over-the-counter market; or

•	in transactions otherwise than on an exchange or in the over-the-counter market, or in combination.

In addition, the selling stockholders may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from the selling stockholders or others to settle such sales and may use securities received from the selling stockholders to close out any related short positions. The selling stockholders may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by the selling stockholders from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchange or markets on which the securities may be listed; and

•	other material items of the offering.

The offer and sale of the securities described in this prospectus by the selling stockholders, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Any selling stockholders, underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from the selling stockholders and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. The selling stockholders will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

The selling stockholders and other persons participating in the sale or distribution of the securities will be subject to the Securities Act, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling stockholders or any other person. The anti-manipulation rules under the Securities Act may apply to sales of securities in the market and to the activities of the selling stockholders and any affiliates of the selling stockholders. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

The selling stockholders are not restricted as to the price or prices at which they may sell the securities. Sales of such securities may have an adverse effect on the market price of the securities.

Moreover, it is possible that a significant number of shares of common stock could be sold at the same time, which may have an adverse effect on the market price of the securities.

We cannot assure you that the selling stockholders will sell all or any portion of the securities offered hereby.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. The selling stockholders may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we and the applicable selling stockholders will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

The selling stockholders may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. The selling stockholders may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us or any selling stockholders. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with the selling stockholders and its compensation.

In connection with offerings made through underwriters or agents, the selling stockholders may enter into agreements with such underwriters or agents pursuant to which the selling stockholders receive outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from the selling stockholders under these arrangements to close out any related open borrowings of securities.

Dealers

The selling stockholders may sell the offered securities to dealers as principals. The selling stockholders may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with the selling stockholders at the time of resale. Dealers engaged by the selling stockholders may allow other dealers to participate in resales.

Direct Sales

The selling stockholders may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

The selling stockholders may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

The selling stockholders will enter into such delayed contracts only with institutional purchasers that the selling stockholders approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We and the selling stockholders may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, the selling stockholders in the ordinary course of business. This includes commercial banking and investment banking transactions.

We may agree to indemnify in certain circumstances the selling stockholders against certain liabilities, including liabilities under the Securities Act. The selling stockholders may agree to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act.

Market-Making, Stabilization and Other Transactions

In connection with any offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount. If more than 5% of the net proceeds of any offering of common stock made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member or any other facts and circumstances relating to the participation of a FINRA member in the offering would give rise to a “conflict of interest” under FINRA rules, the offering will be conducted in accordance with FINRA Rule 5121.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read, without charge, and copy, at prescribed rates, all or any portion of the registration statement or any reports, statements or other information that we file with the SEC at the public reference room at the SEC’s principal office at 100 F Street N.E., Washington, DC, 20549. You may request copies of these documents, for a copying fee, by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room Our filings are also available to you on the Internet website maintained by the SEC at http://www.sec.gov and on our website at http://www.diamondresorts.com (which is not part of this prospectus). The information on, or that may be accessed through, our website is not incorporated into this prospectus and should not be considered a part of this prospectus. Purchasers of our common stock should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and in any free writing prospectus filed with the SEC.

In addition, our common stock is listed on the New York Stock Exchange and similar information concerning us can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933, as amended. Pursuant to the SEC rules, this prospectus, which forms a part of the registration statement, does not contain all of the information in such registration statement. You may read or obtain a copy of the registration statement, including exhibits, from the SEC in the manner described above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2014;

•	our Current Reports on Form 8-K filed with the SEC on January 6, 2015 and February 9, 2015;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 16, 2014 (excluding those portions that were not incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2013); and

•	the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on June 14, 2013, and any amendments or reports filed for the purpose of updating that description.

We also incorporate by reference any future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the sale of all securities registered hereunder or termination of the registration statement of which this prospectus is a part. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC (including, without limitation, any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K).

Any statement contained in this prospectus or in a document incorporated by reference in this prospectus shall be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

Diamond Resorts International, Inc.

10600 West Charleston Boulevard

Las Vegas, Nevada 89135

(702) 684-8000

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

EXPERTS

The consolidated financial statements as of December 31, 2014 and 2013 and for each of the three years in the period ended December 31, 2014 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by our counsel, Katten Muchin Rosenman LLP, Chicago, Illinois. Howard S. Lanznar, Executive Vice President and Chief Administrative Officer of the Company, and Richard M. Daley, a member of our Board of Directors, are each Of Counsel at Katten Muchin Rosenman LLP. For additional information, see Note 6 to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2014, in our Current Report on Form 8-K filed with the SEC on March 2, 2015 and in our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 16, 2014.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth all the costs and expenses, other than underwriting discounts, and reimbursement of certain of the underwriters’ expenses, payable in connection with the issuance and distribution of the common stock being registered. Except as otherwise noted, the registrant will pay all of those amounts. All amounts shown below are estimates, except the registration fee and FINRA filing fee.

Amount to be Paid
SEC Registration Fee	$	*
FINRA Fee		225,500
Accounting Fees and Expenses		**
Legal Fees and Expenses		**
Printing Expenses		**
Transfer Agent and Registrar		**
Miscellaneous Expenses		**

TOTAL	$	**

*	Deferred in accordance with Rules 456(b) and Rules 457(r) of the Securities Act of 1933, as amended.
**	Estimated fees and expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate that we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s amended and restated bylaws provide for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

The Registrant has entered into indemnification agreements with each of its current directors and executive officers. These agreements require the Registrant to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Registrant, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s amended and restated certificate of incorporation provides for such limitation of liability.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Any underwriting agreement that the Registrant may enter into in connection with the sale of any securities registered hereunder may provide for indemnification to the Registrant’s directors and officers by the underwriters against certain liabilities.

Item 16.	Exhibits

See the Exhibit Index attached to this registration statement and incorporated herein by reference.

Item 17.	Undertakings

a)	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this registration statement; and

iii.	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act to any purchaser,

i.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to

Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Diamond Resorts International, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on March 2, 2015.

Diamond Resorts International, Inc.
By:	/S/ DAVID F. PALMER
David F. Palmer
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of David F. Palmer, C. Alan Bentley and Howard S. Lanznar his or her true and lawful attorney-in-fact and agent, acting alone, with full power and substitution and resubstitution, to sign on his or her behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-3 (including any registration statement filed pursuant to Rule 462(b), (c) or (d) under the Securities Act of 1933, and all amendments thereto) and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/S/ DAVID F. PALMER	President and Chief Executive Officer and Director	March 2, 2015
David F. Palmer	(principal executive officer)

/S/ C. ALAN BENTLEY	Executive Vice President and Chief Financial Officer	March 2, 2015
C. Alan Bentley	(principal financial officer)

/S/ LISA M. GANN	Chief Accounting Officer (principal accounting officer)	March 2, 2015
Lisa M. Gann

/S/ STEPHEN J. CLOOBECK	Chairman of the Board of Directors	March 2, 2015
Stephen J. Cloobeck

/S/ LOWELL D. KRAFF	Vice Chairman of the Board of Directors	March 2, 2015
Lowell D. Kraff

Name	Title	Date

/S/ DAVID J. BERKMAN	Director	March 2, 2015
David J. Berkman

/S/ RICHARD M. DALEY	Director	March 2, 2015
Richard M. Daley

/S/ B. SCOTT MINERD	Director	March 2, 2015
B. Scott Minerd

	Director	March 2, 2015
Hope S. Taitz

/S/ ZACHARY WARREN	Director	March 2, 2015
Zachary Warren

/S/ ROBERT WOLF	Director	March 2, 2015
Robert Wolf

INDEX TO EXHIBITS

EXHIBIT NUMBER	EXHIBIT

1.1*	Form of Underwriting Agreement

2.1	Asset Purchase Agreement, dated as of October 24, 2011, among Pacific Monarch Resorts, Inc., Vacation Interval Realty, Inc., Vacation Marketing Group, Inc., MGV Cabo, LLC, Desarrollo Cabo Azul, S. de R.L. de C.V., Operadora MGVM S. de R.L. de C.V., and DPM Acquisition, LLC (incorporated by reference to Exhibit 10.1 to Diamond Resorts Corporation’s Current Report on Form 8-K filed on October 28, 2011***)

2.2	Asset Purchase Agreement, dated as of June 12, 2013, by and among DPM Acquisition, LLC, Resort Services Group, LLC, Monarch Owner Services, LLC, Monarch Grand Vacations Management, LLC and Mark Post (incorporated by reference to Exhibit 2.1 to Diamond Resorts Corporation’s Current Report on Form 8-K filed on June 18, 2013***)

2.3	Transaction Agreement, dated as of July 1, 2013, by and among Diamond Resorts International, Inc., Island One, Inc., Crescent One, LLC and Timeshare Acquisitions, LLC (incorporated by reference to Exhibit 2.1 to Diamond Resorts Corporation’s Current Report on Form 8-K filed on July 8, 2013***)

4.1	Form of Common Stock Certificate of Diamond Resorts International, Inc. (incorporated by reference to Exhibit 4.1 to Diamond Resorts International, Inc.’s Amendment No. 1 to Registration Statement on Form S-1 filed on July 9, 2013 (file number 333-189306))

5.1**	Opinion of Katten Muchin Rosenman LLP as to the validity of the shares registered

23.1**	Consent of BDO USA, LLP

23.2**	Consent of Katten Muchin Rosenman LLP (contained in Exhibit 5.1)

24	Power of Attorney (contained on signature page)

*	To be filed by amendment to this registration statement or incorporated herein by reference from documents filed with the SEC under the Exchange Act.
**	Filed herewith.
***	Commission file number 333-172772.